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                                                                     EXHIBIT 11

                                    COMPUTATION OF PER SHARE EARNINGS (LOSS)


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                                         Three Months ended              Nine Months ended
                                            September 30,                  September 30,
                                     ----------------------------   ----------------------------
                                         1996           1995            1996            1995
                                     -------------  -------------   -------------  -------------

PER SHARE DATA:
Net income (loss), primary           $  124,349     $(4,722,506)    $  223,274   $(4,767,891)
                                     ----------     -----------     ----------   -----------
                                     ----------     -----------     ----------   -----------

Net income (loss), fully diluted     $  124,349     $(4,722,506)    $  223,274   $(4,767,891)
                                     ----------     -----------     ----------   -----------
                                     ----------     -----------     ----------   -----------
Net income (loss) per common and
 common equivalent shares, primary        $0.04          $(1.51)          $.07       $(1.55)
                                     ----------     -----------     ----------   ----------
                                     ----------     -----------     ----------   ----------
Net income (loss) per common and
 common equivalent shares, fully
 duluted                                  $0.04          $(1.51)          $.07       $(1.55)
                                     ----------     -----------     ----------   ----------
                                     ----------     -----------     ----------   ----------


WEIGHTED AVERAGE NUMBER OF
 COMMON AND COMMON EQUIVALENT SHARES:

Primary:
  Weighted average number of
   common shares outstanding          3,119,816       3,119,816       3,119,816    3,083,896
  Common equivalent shares:
     Dilutive stock options and
      warrants, using the treasury
      stock method                        5,360               --          7,825           --
                                    -----------      -----------    -----------  -----------
                                      3,125,176        3,119,816      3,127,641    3,083,896
                                    -----------      -----------    -----------   ----------
                                    -----------      -----------    -----------   ----------

Fully diluted:
  Weighted average number of
   common shares outstanding         3,119,816        3,119,816      3,119,816    3,083,896
  Common equivalent shares:
    Dilutive stock options and
     warrants using the treasury
     stock method                         6,641               --         8,158            --
                                    -----------     ------------   -----------   -----------
                                      3,126,457        3,119,816     3,127,974     3,083,896
                                    -----------     ------------   -----------   -----------
                                    -----------     ------------   -----------   -----------

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